UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

As previously disclosed, on July 21, 2025, Par Pacific Holdings, Inc. (the “Company”) and Hawaii Renewables, LLC, a subsidiary of the Company (“ProjectCo”), entered into an Equity Contribution Agreement (as amended, the “Equity Contribution Agreement”) with Alohi Renewable Energy LLC (“Alohi”), pursuant to which the Company and Alohi agreed to establish ProjectCo as a joint venture.

On October 21, 2025, the transactions contemplated under the Equity Contribution Agreement were consummated (the “Closing”), and the joint venture was formed for the development, construction, ownership and operation of that certain renewable fuels manufacturing facility co-located with the Kapolei Refinery in Kapolei, Hawaii (“Renewable Fuels Facility”). Immediately following the Closing, on October 21, 2025, Hawaii Renewables Holdings, LLC, a subsidiary of the Company (“HR Holdco”), Alohi, ProjectCo and, solely for the limited purposes set forth therein, the Company entered into a Second Amended and Restated Limited Liability Company Agreement of ProjectCo (the “JV Agreement”), which is the primary governing document of the joint venture and contains the understandings and agreements of the parties regarding the governance of ProjectCo and the relationship between HR Holdco and Alohi as members of ProjectCo. In addition, in connection with the Closing, on October 21, 2025, Par Hawaii Refining, LLC, a subsidiary of the Company (“PHR”) and the owner of the Kapolei Refinery, and ProjectCo entered into a number of previously disclosed related agreements.

Pursuant to the Equity Contribution Agreement, the Company and its subsidiaries contributed to ProjectCo certain assets related to the Renewable Fuels Facility, the Company committed to making cash contributions to ProjectCo of up to $21,039,382, less any actual and documented construction-related costs incurred in the period from July 1, 2025 to the date of Closing, to complete the engineering, construction and delivery of the Renewable Fuels Facility through its commercial operation date (the “Par Pacific Capital Commitment”) , and Alohi contributed to ProjectCo $100 million in cash.

Pursuant to the JV Agreement, HR Holdco initially owns 63.5% of the ownership and voting interest in ProjectCo, and Alohi initially owns 36.5% of the ownership and voting interest in ProjectCo.

The JV Agreement includes the following key terms:

Governance. HR Holdco initially has operational control over the joint venture through its right to appoint a majority of the directors on the board of directors of ProjectCo (the “Board”). The Board initially consists of four directors, with HR Holdco appointing three directors and Alohi appointing one director. The size of the Board and the number of directors that may be appointed by each member of ProjectCo are subject to, and are adjusted based on, the members’ respective ownership interests in ProjectCo (“percentage interests”). Certain matters require unanimous approval of the Board or the consent of Alohi, subject to member percentage interests. In addition, each of HR Holdco and Alohi has the right to designate two persons to participate in all meetings of the Board and all meetings of any executive committee of the Board in a non-voting observer capacity.

Distributions. At HR Holdco’s election, ProjectCo will make a one-time special cash distribution to HR Holdco within two business days after the date of Closing. Thereafter, ProjectCo will distribute to the members all available cash on a quarterly basis in proportion to the members’ respective percentage interests, subject to certain withholdings.

Transfer Restrictions and Rights. The JV Agreement contains certain customary restrictions on transfer of the common units representing membership interests in ProjectCo (“units”). In addition, prior to the third anniversary of the date of Closing (the “Lockup Period”), a member may not transfer any of its units without the prior written consent of the other members, subject to certain exceptions. The members also have customary preemptive rights, rights of first offer, tag-along rights and drag-along rights, subject to certain conditions and exceptions, as described below.

●
Preemptive Right. Except by unanimous approval of the Board or as otherwise provided by the Equity Contribution Agreement, ProjectCo will not issue, sell or exchange, or agree to issue, sell or exchange or reserve or set aside for issuance, sale or exchange, any equity interests, options, warrants or other securities convertible into or exercisable for equity interests in ProjectCo or its subsidiaries, unless ProjectCo or its subsidiaries first offer to sell such securities to each member on the same terms. Certain additional procedures, terms and conditions must be followed in connection with such preemptive rights.

●
Right of First Offer. If at any time following the Lockup Period, a member proposes to transfer its units to a third party, such selling member must first offer such units to the other members (the “ROFO”), and certain additional ROFO procedures, terms and conditions must be followed.

●
Tag-Along Right. If a selling member complies with the ROFO procedures and desires to transfer to a third party units meeting certain thresholds, such selling member must provide the other members with the right to participate in, and transfer all of such member’s units in connection with, such transfer, and certain additional tag-along procedures, terms and conditions must be followed.

●
Drag-Along Right. If a selling member complies with the ROFO procedures and desires to sell all of its units and such units represent more than 50% of the total number of outstanding units, such selling member has the right to require all of the other members to transfer all of the units held by them, and certain additional drag-along procedures, terms and conditions must be followed.

Put Options. Alohi has the right, in its sole discretion, to exercise a put option requiring HR Holdco to purchase all of the units held by Alohi for an aggregate purchase price of $1.00. In addition, for a period of ten years after the date of Closing, Alohi has a put right to require HR Holdco to purchase all of the units held by Alohi for a purchase price based on the lesser of $100,000,000 and the value of ProjectCo in the event of a significant breach by HR Holdco or its affiliates of certain commercial agreements, subject to certain procedures, conditions and limitations.

Support Obligations. The Company provided a guarantee to ProjectCo and Alohi of certain payment obligations of HR Holdco, including the remaining amount to complete the funding of the Par Pacific Capital Commitment.

Additional Funding. After the Closing, if additional capital is necessary to achieve the commercial operation date of the Renewable Fuels Facility, HR Holdco will contribute to ProjectCo additional capital contributions in an aggregate amount up to the Par Pacific Capital Commitment, and no additional units will be issued to ProjectCo in connection with such contributions pursuant to the Par Pacific Capital Commitment. Prior to the commercial operation date, if additional capital beyond the Par Pacific Capital Commitment is needed, ProjectCo may (with the prior written consent of the Board) request each member to contribute its pro rata share of such additional capital based on its percentage interest. Additional working capital required prior to the commercial operation date may be provided by HR Holdco in the form of an interest-bearing loan of up to $15 million, and amounts in excess of $15 million may be provided by each member as a capital contribution based on its percentage interest. After the commercial operation date, if ProjectCo’s assets are not anticipated to be sufficient to satisfy operating budget expenditures or necessary cash reserves, ProjectCo may (with the prior written consent of the Board) request additional capital contributions in accordance with the then-current operating budget, but no member will be obligated to make capital contributions to ProjectCo. After the commercial operating date, if PHR determines that additional working capital is necessary to operate the renewable fuels facility and if ProjectCo’s assets will be insufficient to fund such amount, the Board will consider alternatives available to fund such shortfall, including capital calls and member loans.

The foregoing description of the JV Agreement is qualified in its entirety by reference to the JV Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The JV Agreement contains representations and warranties by HR Holdco and Alohi as of specific dates. The representations and warranties reflect negotiations between the parties to the JV Agreement and are not intended as statements of fact to be relied upon by the Company’s stockholders; in certain cases, the representations and warranties merely represent allocation decisions among the parties; may have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the JV Agreement, which disclosures are not reflected in the JV Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. As such, the representations and warranties are solely for the benefit of the parties to the JV Agreement. The representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, may change after the date of the JV Agreement and should not be relied upon as statements of facts.

Item 7.01          Regulation FD Disclosure.

On October 21, 2025, the Company issued a press release announcing the closing of the joint venture with Alohi. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description

10.1*
Second Amended and Restated Limited Liability Agreement of Hawaii Renewables, LLC, dated as of October 21, 2025, by and among Hawaii Renewables, LLC, Hawaii Renewables Holdings, LLC, Alohi Renewable Energy LLC and, solely for the limited purposes set forth therein, Par Pacific Holdings, Inc.

99.1	Press Release, dated October 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2025

PAR PACIFIC HOLDINGS, INC.

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Senior Vice President, General Counsel and Secretary